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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of report: August 2, 2001
                         (Date of earliest event report)

                            Save the World Air, Inc.
             -------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Nevada                                                 52-2088326
----------------------------                                 -------------------
(State or other jurisdiction                                    (IRS Employer
      of incorporation)                                      Identification No.)

                                    ---------
                                     0-29185
                              (Commission File No.)

                           1285 Avenue of the Americas
                                   35th Floor
                          New York, New York 10019-6028
                                 (212) 55-44197
          (Address and Telephone Number of Principal Executive Offices)

                                       N/A
          (Former name or former address, if changed since last report)

                                 Jeffrey Muller
                           1285 Avenue of the Americas
                                   35th Floor
                          New York, New York 10019-6028
                                 (212) 55-44197
            (Name, Address and Telephone Number of Agent for Service)

                            ------------------------

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Item 5.  Other Events

Save The World Air, Inc. reports that it has accepted the manufacturing proposal submitted by Broens Engineering, 20 Williamson Road, Ingleburn, Australia regarding the manufacturing, packaging, and shipping of its Zero Emissions Fuel Saver device. The agreement was accepted by the management of Save The World Air Inc. on July 31, 2001 and specifies that Broens Engineering has been named as a licensed manufacturer of the ZEFS device, on behalf of Save The World Air Inc., and that Broens Engineering will, under the terms of the agreement, manufacture, package, and distribute the company's product to markets worldwide, as directed.

Under the terms of the agreement, Broens Engineering will manufacture the ZEFS device for pre-approved customers and will extend a thirty-day credit consideration for orders exceeding 1000 units. In addition, Broens Engineering will coordinate worldwide shipping of the devices to all customers, on a cost only basis. The terms of the manufacturing agreement cover a period of twelve months, beginning August 1, 2001. Save The World Air will begin accepting customer orders for the ZEFS device effective immediately.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: August 2, 2001                 Save The World Air Inc.


                                     By: /s/ Jeffrey A. Muller
                                     ---------------------------
                                     President